UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2018

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2018, The TJX Companies, Inc. (“TJX”) established a new plan, the TJX Executive Severance Plan (the “Plan”), and certain of our executives, including Ernie Herrman, Chief Executive Officer and President, Scott Goldenberg, Senior Executive Vice President, Chief Financial Officer, Carol Meyrowitz, Executive Chairman, and Richard Sherr, Senior Executive Vice President, Group President, entered into participation agreements under the Plan. For each participating executive, the Plan provides for payments and benefits upon a termination of employment covered under the Plan (other than in connection with a change of control of TJX) and includes restrictive covenants and other conditions, in each case generally based on the same payments, benefits, restrictive covenants, and conditions that previously applied to the executive under his or her existing employment agreement with TJX. For purposes of the Plan, in general, involuntary termination benefits would be provided upon a termination by the company without cause (as defined in the executive’s employment agreement), a voluntary termination in connection with a forced relocation, termination of employment by reason of death or disability, termination of employment at the end of the term of the executive’s employment agreement with TJX unless TJX makes an offer of continued service in a comparable position, and, for Ms. Meyrowitz, her voluntary termination in connection with an involuntary removal or failure to be nominated or reelected to the Board or as Chairman of the Board. The Plan does not have a finite duration, and the terms of the Plan apply to severance and all other benefits that are conditioned upon compliance with the Plan’s restrictive covenant provisions. The Plan does not provide for change-of-control benefits.

TJX’s existing employment agreements with Mr. Herrman, Mr. Goldenberg, Ms. Meyrowitz, and Mr. Sherr were amended solely to remove the involuntary termination benefits and noncompetition obligations that are now provided for in the Plan and otherwise remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and General Counsel

Dated: October 2, 2018